AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 25th day of November, 2008, to the Custody Agreement, dated as of June 6, 2006, as amended (the "Custody Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series, the Al Frank Fund and the Al Frank Dividend Value Fund, and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the fees of the series of the Trust; and

WHEREAS, Article XV, Section 15.2 of the Custody Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit B is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: President	Title: Vice President

Exhibit B
to the Advisors Series Trust Custody Servicing Agreement

Name of Series	Date Added
Al Frank Fund	11/18/2002
Al Frank Dividend Value Fund	9/30/2004

AL FRANK FUNDS DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE EFFECTIVE 08/01/08
Annual fee based upon market value per fund*:
Al Frank Fund (19-2600)

[____] basis points on the fund’s month end market value
$[____]/month minimum

Al Frank Dividend Value Fund (19-2601)

[____] basis points on the fund month end market value
$[____]/month minimum
Portfolio Transaction Fees
$[____] per US Bank repurchase agreement transaction
$[____] per book entry security (depository or Federal Reserve system
$[____] per portfolio transaction processed through our New York custodian definitive security (physical)
$[____] per principal paydown
$[____] per option/future contract written, exercised or expired
$[____] per Cedel/Euroclear transaction
$[____] per Mutual fund trade
$[____] per Fed Wire
$[____] per margin variation Fed wire
$[____] per short sale

MINIMAL MONTHLY FEE (MARKET VALUE + TRANSACTION CHARGES) - $300 PER FUND

• A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
• No charge for the initial conversion free receipt.
• Overdrafts – charged to the account at prime interest rate plus [____].
• Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the Exhibit B custody fee schedule above.
AL FRANK ASSET MANAGEMENT, INC.

By: /s/ Diane Peck

Printed Name:_Diane Peck

Title:  CFO and CCO                                                                Date:  4/16/2009